ICAD REPORTS FINANCIAL RESULTS FOR FIRST QUARTER ENDED MARCH 31, 2021

First Quarter Revenues of $8.6 Million Represented 32% Year-Over-Year Growth Driven by 28% Growth in Detection Revenue and 41% Growth in Therapy Revenue

ProFound AI ® Product Revenue Increased 34% in the First Quarter of 2021 as Compared to 2020 First Quarter with Continued Adoption of ProFound AI ® Risk Assessment

Net Loss Declined 86% to $0.07 Per Share in the First Quarter of 2021 as Compared to 2020 First Quarter Driven by a $1.8 Million Gross Margin Increase and a $0.6 Million Decrease in Operating Expenses

Conference Call Today at 4:30 PM ET

NASHUA, N.H. – April 28, 2021 – iCAD, Inc. (NASDAQ: ICAD), a global medical technology leader providing innovative cancer detection and therapy solutions, today reported its financial and operating results for the three months ended March 31, 2021.

Recent Highlights:

•	Continued market penetration with ProFound AI® Risk, the first and only commercially available clinical decision support tool providing two-year breast cancer risk estimation personalized for each woman, for 2D mammography in the U.S. and Europe

•	Significant number of agreements signed leveraging momentum from Q4 2020 partnership with Solis Mammography, the largest independent provider of mammography and breast health services in the U.S.

•	Received FDA clearance for ProFound AI® Version 3.0 for 3D Mammography

o	Company’s third-generation AI solution offers significant improvement in algorithm specificity performance and faster processing time compared to the prior versions

•	Raised approximately $25.1 million in gross proceeds from a public offering of approximately 1.4 million shares of common stock at a price of $18 per share

“We are extremely pleased with the overall performance of our business in the first quarter,” said Mike Klein, Chairman and CEO. “Our first quarter total revenue of $8.6 million represented a 32 percent increase over our 2020 first quarter and we generated 34% year-over-year growth in AI product revenue in the first quarter, as we continue to drive further adoption of ProFound AI®. Importantly, these impressive growth rates were achieved while we maintained our prudent operating expense management measures, which resulted in a 86% decline in net loss to $0.07 per share. We ended the quarter with $46.9 million in cash, and just applied approximately $7.4 million of that cash to repay our credit facility in full.”

“Moreover, ProFound AI® Risk was included in several of the agreements we signed in the first quarter and we continue to receive highly positive feedback from customers on this innovative new offering,” continued Mr. Klein. “The first quarter was defined by improved market penetration and a significant number of smaller deals, which we view as a positive indicator of the strength of our business, as we are not reliant on large scale deals to achieve our revenue growth goals. Also, we were thrilled in March to receive FDA clearance for Version 3.0 of ProFound AI for 3D mammography, which keeps iCAD at the forefront of cancer detection innovation.”

“Looking ahead, we anticipate in the coming weeks that the first patient will be treated in our multi-site international clinical trial of Xoft Brain IORT in the high-value indication of GBM. We continue to expect the availability of early progression-free survival data from this study by the end of 2021,” concluded Klein.

First Quarter 2020 Financial Results

Total Detection and Therapy revenue for the first quarter of 2021 was $8.6 million, an increase of $2.1 million, or 32%, as compared to the first quarter of 2020, reflecting a 46% increase in product revenue, and a 12% increase in service and supplies revenue.

In $000's

	Three months ended March 31,
	2021	2020	$ Change	% Change

Product revenue	$5,557	$3,795	$1,762	46%
Service and supplies revenue	3,087	2,756	331	12%
Total Revenue	$8,644	$6,551	$2,093	32%

Revenue: Cancer Detection revenue for the first quarter of 2021, which includes the Company’s mammography and breast density products, and the associated service and supplies revenue, increased by approximately $1.2 million, or 28%, to $5.7 million, as compared to the first quarter of 2020. Therapy revenue for the first quarter of 2021, which includes Xoft® Axxent® eBx® System® sales, as well as the associated service and supplies revenue, increased by $0.9 million, or 41%, to $2.9 million, as compared to the first quarter of 2020.

In $000's

	Three months ended March 31,
	2021	2020	$ Change	% Change
Detection revenue
Product revenue	$4,161	$3,100	$1,061	34%
Service and supplies revenue	1,558	1,376	182	13%
Detection Revenue	$5,719	$4,476	$1,243	28%

Therapy revenue
Product revenue	$1,396	$695	$701	101%
Service and supplies revenue	1,529	1,380	149	11%
Therapy Revenue	$2,925	$2,075	$850	41%

Total Revenue	$8,644	$6,551	$2,093	32%

Gross Profit: Gross profit for the first quarter of 2021 was $6.3 million, or 73% of revenue, as compared to $4.5 million, or 69% of revenue, in the first quarter of 2020.

Operating Expenses: Total operating expenses for the first quarter of 2021 were $7.8 million, a $0.6 million, or 7%, decrease from $8.4 million in the first quarter of 2020.

GAAP Net Loss: Net loss for the first quarter of 2021 was ($1.6) million, or ($0.07) per diluted share, as compared to a net loss of ($11.8) million, or ($0.59) per diluted share, for the first quarter of 2020. GAAP Net Loss in 2020 included a $7.8 million charge related to the losses on the extinguishment of debentures and debt.

Non-GAAP Adjusted Net Loss: Non-GAAP Adjusted Net Loss, a non-GAAP financial measure as defined below, for the first quarter of 2021 was ($1.6) million, or ($0.07) per diluted share, as compared to a Non-GAAP Adjusted Net Loss of ($3.9) million, or ($0.20) per diluted share, for the first quarter of 2020. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Loss results for the three-month periods ended March 31, 2021 and 2020, respectively.

Non-GAAP Adjusted EBITDA: Non-GAAP Adjusted EBITDA, a non-GAAP financial measure as defined below, for the first quarter of 2021 was a loss of ($0.4) million, a $2.7 million decrease as compared to the first quarter 2020 Non-GAAP Adjusted EBITDA loss of ($3.1) million. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA results for the three-month periods ended March 31, 2021 and 2020, respectively.

Conference Call

Wednesday April 28 at 4:30 PM ET

Domestic:	877-407-0784
International:	201-689-8560
Conference ID:	13718927
Webcast:	http://public.viavid.com/index.php?id=144476

Use of Non-GAAP Financial Measures

In its quarterly news releases, conference calls, slide presentations or webcasts, the Company may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measures most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. When analyzing the Company's operating performance, investors should not consider these non-GAAP measures as a substitute for the comparable financial measures prepared in accordance with GAAP. The Company's quarterly news releases containing such non-GAAP reconciliations can be found on the Investors section of the Company's website at www.icadmed.com.

About iCAD, Inc.

Headquartered in Nashua, NH, iCAD is a global medical technology leader providing innovative cancer detection and therapy solutions. For more information, visit www.icadmed.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. For example, when the Company discusses the potential of ProFound AI® Risk, the benefits of the Company’s products, and clinical plans and updates, it is using forward-looking statements. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited, to the Company’s ability to achieve business and strategic objectives, increase sales and acceptance of products, adoption by CMS of a new payment model, and that such model will prove beneficial to the Company, which is not assured, implement expansion plans, the risks of uncertainty of patent protection, the impact of supply and manufacturing constraints or difficulties, uncertainty of future sales levels, protection of patents and other proprietary rights, the impact of supply and manufacturing constraints or difficulties, product market acceptance, possible technological obsolescence of products, increased competition, to successfully defend itself in litigation matters, government regulation, changes in Medicare or other reimbursement policies, risks relating to our existing and future debt obligations, competitive factors, the effects of a decline in the economy or markets served by the Company; the effects of a global pandemic, and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe,” “demonstrate,” “intend,” “expect,” “estimate,” “will,” “continue,” “anticipate,” “likely,” “seek,” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release. For additional disclosure regarding these and other risks faced by iCAD, please see the disclosure contained in our public filings with the Securities and Exchange Commission, available on the Investors section of our website at http://www.icadmed.com and on the SEC’s website at http://www.sec.gov.

Contact:

Media Inquiries:

Jessica Burns, iCAD

1-201-423-4492

jburns@icadmed.com

Investor Relations:

Jeremy Feffer, LifeSci Advisors

+ 1-212-915-2568

jeremy@lifesciadvisors.com

iCAD, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	March 31,	December 31,
Assets	2021	2020

Current assets:
Cash and cash equivalents	$46,907	$27,186
Trade accounts receivable, net of allowance for doubtful
accounts of $111 in 2021 and $111 in 2020	10,649	10,027
Inventory, net	2,498	3,144
Prepaid expenses and other current assets	2,188	1,945
Total current assets	62,242	42,302

Property and equipment, net of accumulated depreciation
of $6,854 in 2021 and $6,778 in 2020	930	744
Operating lease assets	1,565	1,758
Contract and other assets	1,564	1,527
Intangible assets, net of accumulated amortization
of $8,552 in 2021 and $8,494 in 2020	831	889
Goodwill	8,362	8,362
Total assets	$75,494	$55,582

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,251	$2,869
Accrued and other expenses	5,819	7,039
Notes payable - current portion	269	—
Lease payable - current portion	847	726
Deferred revenue	5,957	6,117
Total current liabilities	14,143	16,751

Notes payable, long-term portion	6,703	6,960
Lease payable - long-term portion	860	1,075
Deferred revenue, long-term portion	420	267
Deferred tax	4	4
Total Liabilities	22,130	25,057

Stockholders' Equity:
Preferred stock, $ 0.01 par value: authorized 1,000,000 shares;
none issued.	—	—
Common stock, $0.01 par value: authorized 30,000,000
shares; issued 25,143,432 in 2021 and 23,693,735 in 2020.
Outstanding 24,957,601 in 2021 and 23,508,575 in 2020.	251	236
Additional paid-in capital	298,106	273,639
Accumulated deficit	(243,578)	(241,935)
Treasury stock at cost, 185,831 shares in 2020 and 2019	(1,415)	(1,415)
Total Stockholders' Equity	53,364	30,525

Total Liabilities and Stockholders' Equity	$75,494	$55,582

iCAD, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands except for per share data)

	Three Months Ended March 31,
	2021	2020
Revenue:
Products	$5,557	$3,795
Service and supplies	3,087	2,756
Total revenue	8,644	6,551

Cost of revenue:
Products	1,409	1,017
Service and supplies	867	927
Amortization and depreciation	79	97
Total cost of revenue	2,355	2,041

Gross profit	6,289	4,510

Operating expenses:
Engineering and product development	2,192	2,211
Marketing and sales	3,424	3,608
General and administrative	2,151	2,532
Amortization and depreciation	55	52
Total operating expenses	7,822	8,403

Loss from operations	(1,533)	(3,893)

Interest expense	(112)	(130)
Loss on fair value of convertible debentures	—	(7,464)
Loss on extinguishment of debt	—	(341)
Other income	2	42
Other expense, net	(110)	(7,893)

Loss before income tax expense	(1,643)	(11,786)

Tax expense	—	(26)

Net loss and comprehensive loss	$(1,643)	$(11,812)

Net loss per share:
Basic	$(0.07)	$(0.59)

Diluted	$(0.07)	$(0.59)

Weighted average number of shares
used in computing loss per share:
Basic	23,929	20,175

Diluted	23,929	20,175

iCAD, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)
	For the three months ended March 31,
	2021	2020

Cash flow from operating activities:
Net loss	$(1,643)	$(11,812)
Adjustments to reconcile net loss to net cash
used for operating activities:
Amortization	76	79
Depreciation	58	70
Bad debt provision	—	119
Stock-based compensation expense	935	464
Amortization of debt discount and debt costs	12	40
Change in fair value of convertible debentures	—	7,464
Deferred tax	—	1
Loss on extinguishment of debt	—	341
Changes in operating assets and liabilities
Accounts receivable	(622)	2,610
Inventory	647	149
Prepaid and other assets	(89)	(72)
Accounts payable	(1,617)	(317)
Accrued expenses	(1,313)	(439)
Deferred revenue	(7)	(113)
Total adjustments	(1,920)	10,396

Net cash used for operating activities	(3,563)	(1,416)

Cash flow from investing activities:
Additions to patents, technology and other	—	(1)
Additions to property and equipment	(262)	(155)
Net cash used for investing activities	(262)	(156)

Cash flow from financing activities:
Issuance of common stock pursuant to stock option plans	270	196
Issuance of common stock pursuant to Employee Stock Purchase Plan	47	—
Principal repayment of debt financing	—	(4,638)
Repayment to Line of Credit	—	(2,000)
Proceeds from debt financing	—	7,000
Debt issuance costs	—	(43)
Proceeds from issuance of common stock, net	23,229	—
Net cash provided by financing activities	23,546	515

Increase (decrease) in cash and equivalents	19,721	(1,057)
Cash and equivalents, beginning of period	27,186	15,313
Cash and equivalents, end of period	$46,907	$14,256

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures

The Company reports its financial results in accordance with United States generally accepted accounting principles, or GAAP. However, management believes that in order to understand the Company's short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in the Company's ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of the Company's ongoing business with prior periods more difficult, obscure trends in ongoing operations or reduce management's ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing the Company's financial and operational performance and comparing this performance to its peers and competitors.

Management defines "Non-GAAP Adjusted EBITDA" as the sum of GAAP Net Loss before provisions for interest expense, other income, stock-based compensation expense, depreciation and amortization, tax expense, severance, gain on sale of assets, loss on disposal of assets, acquisition and litigation related expenses. Management considers this non-GAAP financial measure to be an indicator of the Company's operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company's overall financial performance.

The non-GAAP financial measures do not replace the presentation of the Company's GAAP financial results and should only be used as a supplement to, not as a substitute for, the Company’s financial results presented in accordance with GAAP. The Company has provided a reconciliation of each non-GAAP financial measure used in its financial reporting and investor presentations to the most directly comparable GAAP financial measure.

Management excludes each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

•	Interest expense: The Company excludes interest expense which includes interest from the facility agreement, interest on capital leases and interest on the convertible debentures from its non-GAAP Adjusted EBITDA calculation.

•	Stock-based compensation expense: excluded as these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company's business, and also because the total amount of expense is partially outside of the Company's control as it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred.

•	Amortization and Depreciation: Purchased assets and intangibles are amortized over a period of several years and generally cannot be changed or influenced by management after they are acquired. Accordingly, these non-cash items are not considered by management in making operating decisions, and management believes that such expenses do not have a direct correlation to future business operations. Thus, including such charges does not accurately reflect the performance of the Company's ongoing operations for the period in which such charges are incurred.

•	Loss on fair value of convertible debentures. The Company excludes this non-cash item as it is not considered by management in making operating decisions, and management believes that such item does not have a direct correlation to future business operations.

•	Litigation related: These expenses consist primarily of settlement, legal and other professional fees related to litigation. The Company excludes these costs from its non-GAAP measures primarily because the Company believes that these costs have no direct correlation to the core operations of the Company.

•	Loss on extinguishment of debt: The Company excludes this non-cash item as it is not considered by management in making operating decisions, and management believes that such item does not have a direct correlation to future business operations.

On occasion in the future, there may be other items, such as loss on extinguishment of debt, significant asset impairments, restructuring charges or significant gains or losses from contingencies that the Company may exclude if it believes that doing so is consistent with the goal of providing useful information to investors and management.

	Three Months Ended March 31,
	2021	2020
GAAP Net Loss	$(1,643)	$(11,812)

Interest Expense	112	130
Other income	(2)	(42)
Stock Compensation	935	464
Depreciation	76	71
Amortization	58	78
Tax expense	—	26
Loss on extinguishment of debt	—	341
Loss of fair value of convertble debentures	—	7,464
Litigation related	21	145
Non-GAAP Adjusted EBITDA	$(443)	$(3,135)

	Three Months Ended March 31,
	2021	2020
GAAP Net Loss	$(1,643)	$(11,812)
Adjustments to Net Loss:
Loss from extinguishment of debt	—	341
Litigation related	21	145
Loss of fair value of convertble debentures	—	7,464
Non-GAAP Adjusted Net Loss	$(1,622)	$(3,862)

Net Loss per share
GAAP Net Loss per share	$(0.07)	$(0.59)
Adjustments to Net Loss (as detailed above)	—	0.39
Non-GAAP Adjusted Net Loss per share	$(0.07)	$(0.20)